UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2012

GASCO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32369	98-0204105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7979 E. Tufts Avenue, Suite 1150, Denver, Colorado 80237

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 483-0044

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 6, 2012, Gasco Energy, Inc. (the “Company”) received notice from NYSE MKT LLC (the “Exchange”) indicating that the Company does not satisfy the continued listing standards of the Exchange set forth in Section 1003(f)(v) of the NYSE MKT LLC Company Guide (the “Company Guide”) because the Company’s common stock has traded at a low price per share for a substantial period of time.  The Company has not yet determined what action, if any, it will take in response to this notice.  In the notice, the Exchange predicates the Company’s continued listing on the Exchange on the Company effecting a reverse stock split of its common stock by June 6, 2013.

There can be no assurance that the Company will be able to achieve compliance with the Exchange’s continued listing standards within the required time frame. If the Company is not able to regain compliance with the continued listing standards by the end of the specified period, the Company will be subject to delisting procedures as set forth in the Company Guide.

Item 7.01                                           Regulation FD Disclosure.

The Company issued a press release on December 11, 2012, announcing that it had received notice from the Exchange indicating that it does not satisfy the continued listing standards of the Exchange. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

Item 9.01                                           Financial Statements and Exhibits.

(d)                             Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Gasco Energy, Inc.

Date: December 12, 2012	By:	/s/ W. King Grant
	Name:	W. King Grant
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 11, 2012.